Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of Spring Bank Pharmaceuticals, Inc. of our report dated February 14, 2020, relating to the consolidated financial statements of Spring Bank Pharmaceuticals, Inc. and its subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

August 28, 2020